Exhibit 10.1
VOTING AGREEMENT
     THIS VOTING AGREEMENT (“Agreement”), dated as of January 3, 2011, by and among FCB I Holdings Inc., a Delaware corporation (“NewCo”), FCB I Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”), and the undersigned holder (“Seller Stockholder”) of shares of common stock (the “Shares”) of CPEX Pharmaceuticals, Inc., a Delaware corporation (“Seller”).
     WHEREAS, NewCo, Merger Sub and Seller have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), providing for the merger of Merger Sub with and into Seller (the “Merger”);
     WHEREAS, Seller Stockholder beneficially owns and has sole or shared voting power with respect to the number of Shares indicated opposite Seller Stockholder’s name on Schedule 1 attached hereto;
     WHEREAS, as an inducement and condition to the Buyer Entities entering into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by the Buyer Entities in connection therewith, Seller Stockholder has agreed to enter into and perform this Agreement; and
     WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.
     NOW, THEREFORE, in consideration of, and as an inducement and condition to, the Buyer Entities entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by it in connection therewith, Seller Stockholder, NewCo and Merger Sub agree as follows:
     1. Agreement to Vote Shares. Seller Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of Seller or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Seller, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, Seller Stockholder shall:
     (a) appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat for purposes of calculating a quorum;
     (b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares and any New Shares that such Seller Stockholder shall be entitled to so vote: (i) in favor of adoption and approval of the Merger Agreement and to take other actions necessary to support the consummation of the Merger; (ii) against any action, proposal or agreement that, to the knowledge of Seller Stockholder, would reasonably be expected to result in a breach of any covenant, representation or warranty of Seller under the Merger Agreement or that would reasonably be expected to result in any of the conditions to Seller’s obligations under the Merger Agreement not being fulfilled; (iii) against any Acquisition Proposal, or any agreement, transaction, proposal or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement; and (iv) against any material change in the present capitalization of Seller or any amendment of the Certificate of Incorporation or Bylaws.
     2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to its terms, or (c) upon mutual written agreement of the parties hereto to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to termination hereof.
     3. Additional Purchases. Seller Stockholder agrees that any shares of capital stock or other equity securities of Seller that Seller Stockholder purchases or with respect to which Seller Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any stock options or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.
     4. Agreement to Retain Shares. From and after the date hereof until the Expiration Date, Seller Stockholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens (as defined in Section 5(c) below)) any Shares or New Shares, (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of any Liens) any Shares or New Shares or (d) take any action that would make any representation or warranty of Seller Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing or disabling Seller Stockholder from performing Seller Stockholder’s obligations under this Agreement. Notwithstanding the foregoing, Seller Stockholder may make (a) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers in connection with estate and charitable planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of Seller Stockholder under, this Agreement and (c) as NewCo and Merger Sub may otherwise agree in writing in their discretion.
     5. Representations and Warranties of Seller Stockholder. Seller Stockholder hereby represents and warrants to NewCo and Merger Sub as follows:
     (a) Seller Stockholder has the full power and authority to execute and deliver this Agreement and to perform Seller Stockholder’s obligations hereunder;

     (b) this Agreement has been duly authorized, executed and delivered by or on behalf of Seller Stockholder and, assuming this Agreement constitutes a valid and binding agreement of NewCo and Merger Sub, constitutes a legal, valid and binding obligation of Seller Stockholder, enforceable against Seller Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;
     (c) except as set forth on Schedule 1, Seller Stockholder beneficially owns the number of Shares indicated opposite such Seller Stockholder’s name on Schedule 1, and will own any New Shares, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole, and otherwise unrestricted, voting power with respect to such Shares or New Shares and none of the Shares or New Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares or the New Shares, except as contemplated by this Agreement;
     (d) Seller Stockholder does not beneficially own any securities of Seller except as set forth on Schedule 1;
     (e) the execution and delivery of this Agreement by Seller Stockholder does not, and the performance by Seller Stockholder of his or her obligations hereunder and the compliance by Seller Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares or New Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which Seller Stockholder is a party or by which Seller Stockholder is bound, or any law, statute, rule or regulation to which Seller Stockholder is subject or, in the event that Seller Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of Seller Stockholder; and
     (f) the execution and delivery of this Agreement by Seller Stockholder does not, and the performance of this Agreement by Seller Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Seller Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Seller Stockholder of his or her obligations under this Agreement in any material respect.
     6. Irrevocable Proxy. Subject to the penultimate sentence of this Section 6, by execution of this Agreement, Seller Stockholder does hereby appoint NewCo with full power of substitution and resubstitution, as Seller Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the undersigned’s rights with respect to the Shares and New Shares, if any, to vote each of such Shares and New Shares, if any, solely with respect to the matters set forth in Section 1 hereof. NewCo may exercise the irrevocable proxy granted to it hereunder at any time only if Seller Stockholder fails to comply with or breaches any of the provisions of this Agreement. Seller Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date and hereby revokes any proxy previously granted by Seller Stockholder with respect to the Shares, and New Shares, if any. This irrevocable proxy shall survive death, disability, incompetency or bankruptcy of Seller Stockholder. Seller Stockholder affirms that the irrevocable proxy is given in connection with, and in consideration of, the execution of the Merger Agreement and that such irrevocable proxy is given to NewCo by Seller Stockholder to secure the performance of the duties of the Seller Stockholder under this Agreement. Seller Stockholder agrees not to grant any subsequent proxies to or enter into any agreement with any person to vote or give voting instructions with respect to the Shares or New Shares in any manner inconsistent with the terms of this irrevocable proxy until after the Expiration Date. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement. Seller Stockholder hereby revokes any proxies or powers of attorney previously granted with respect to the Shares and New Shares and represents that none of such previously-granted proxies or powers of attorney is irrevocable.
     7. No Solicitation. From and after the date hereof until the Expiration Date, Seller Stockholder shall not, directly or indirectly, (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any Person in connection with, an Acquisition Proposal, (iii) enter into any letter of intent or agreement related to an Acquisition Proposal, (iv) approve or recommend an Acquisition Proposal or (v) make, or participate in, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the Securities and Exchange Commission) in opposition to the adoption and approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. In the event that Seller Stockholder is a corporation, partnership, trust or other entity, it shall not permit any of its Subsidiaries or Affiliates to, nor shall it authorize any officer, director or representative of Stockholder, or any of its Subsidiaries or Affiliates to, undertake any of the actions contemplated by this Section 7.
     8. Waiver of Appraisal Rights. Seller Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under applicable law, including Section 262 of the DGCL in connection with the Merger.
     9. No Limitation on Discretion of Seller Stockholder as Director or Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent Seller Stockholder, if Seller Stockholder is serving on the Seller Board, from exercising his or her duties and obligations as a director of Seller or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of Seller, and no such action taken (or omitted to be taken) by Seller Stockholder shall be deemed to constitute a breach or default under any provision of this Agreement. Seller Stockholder is executing this Agreement solely in his, her or its capacity as a stockholder and nothing herein shall limit or in any way affect any actions taken (or omissions to take any action) by Seller Stockholder in his or her capacity as a director, officer, employee or fiduciary of Seller.
     10. Specific Enforcement; Other Remedies. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.
     11. Further Assurances. Seller Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as NewCo, Merger Sub or Seller may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.
     12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by facsimile transmission (providing confirmation of transmission) to NewCo, Merger Sub or Seller, as the case may be, in accordance with Section 9.3 of the Merger Agreement and to each Seller Stockholder at its address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).
     13. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
     14. Binding Effect and Assignment. This Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.
     15. No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.
     16. No Waivers. No waivers of any breach of this Agreement extended by NewCo or Merger Sub to Seller Stockholder shall be construed as a waiver of any rights or remedies of NewCo or Merger Sub, as applicable, with respect to any other stockholder of Seller who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of Seller Stockholder or any other such stockholder of Seller. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
     17. Governing Law; Jurisdiction and Venue; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Delaware Courts in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.3 of the Merger Agreement. Nothing in this Section 17, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
     18. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Seller Board has approved, for purposes of any applicable anti-takeover laws and regulations and any applicable provision of the Seller Certificate of Incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.
     19. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This

Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.
     20. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.
     21. Definition of Merger Agreement. For purposes of this Agreement, the term “Merger Agreement” may include such agreement as amended or modified as long as such amendments or modifications do not change the form of consideration or reduce the Merger Consideration in either case in a manner adverse to Seller Stockholder.
     22. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.
     23. Disclosure. Seller Stockholder shall permit NewCo, Merger Sub and Seller to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that NewCo and Merger Sub determines to be necessary or desirable in connection with the Merger and any transactions contemplated by the Merger, the Seller Stockholder’s identity and ownership of Shares and New Shares and the nature of Seller Stockholder’s commitments, arrangements and understandings under this Agreement. Seller Stockholder agrees to notify as promptly as practicable NewCo or Merger Sub of any required corrections with respect to any written information supplied by Seller Stockholder specifically for use in any such disclosure document.
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     EXECUTED as of the date first above written.

FCB I HOLDINGS INC.
By:
Name:
Title:

FCB I ACQUISITION CORP.
By:
Name:
Title:

SELLER STOCKHOLDER
By:
Name:
Title:

Schedule of Signatories
FCB I Holdings Inc.
FCB I Acquisition Corp.
Each of:
Nils Bergenhem
James R. Murphy
Robert D. Prentiss
Robert P. Hebert
Paul McCollum
John W. Spiegel
Lance Berman
Michael McGovern
John A. Sedor